                                                                    EXHIBIT 12.1

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                     ($000)

                                                                                      TWENTY-SIX WEEKS ENDED
                                                                          ----------------------------------------------
                                                                          PRO FORMA               PRO FORMA               PRO FORMA
DESCRIPTION                                                                12/30/93    12/30/93    12/31/92    12/31/92     4/1/93
- ------------------------------------------------------------------------  ----------  ----------  ----------  ----------  ----------
EARNINGS
  Earnings (loss) before income tax & extraordinary.....................     19,702      21,019      14,211      14,070      13,262
  Add: Fixed charges (below)............................................     42,525      42,025      40,127      38,586      54,518
      Depreciation on capitalized interest..............................        173         170         200         189         265
  Less: Interest capitalized (below)....................................        (54)        (51)       (115)        (99)       (133)
      Undistributed (income) loss-TPI...................................          0           0           0           0           0
      Undistributed (income) loss-Jt Ventures...........................         80          80         264         264         350
                                                                          ----------  ----------  ----------  ----------  ----------
      Earnings for ratio................................................     62,426      63,243      54,687      53,010      68,262
                                                                          ----------  ----------  ----------  ----------  ----------
FIXED CHARGES
  Interest on borrowings................................................     19,115      18,818      18,132      16,584      24,924
  Interest on capital leases............................................      8,431       8,071       8,447       6,577      11,045
  Interest capitalized..................................................         54          48         115          83         133
  Interest on estimated IRS settlement..................................          0           0           0           0           0
  Amortization of debt issuance cost....................................        514         514         486         486         665
  Estimated interest portion of rental expense (1)......................     14,411      13,240      12,947       9,120      17,751
  50% share of EEP:
    Interest on borrowings (2)..........................................                    565                   2,871
    Interest on capital leases..........................................                    180                     935
    Interest capitalized................................................                      3                      16
    Estimated interest portion of rent (1)..............................                    586                   1,914
                                                                          ----------  ----------  ----------  ----------  ----------
      Fixed charges.....................................................     42,525      42,025      40,127      38,586      54,518
                                                                          ----------  ----------  ----------  ----------  ----------
FIXED CHARGES IN EXCESS OF EARNINGS.....................................          0           0           0           0           0
                                                                          ----------  ----------  ----------  ----------  ----------
                                                                          ----------  ----------  ----------  ----------  ----------
RATIO OF EARNINGS TO FIXED CHARGES......................................       1.47        1.50        1.36        1.37        1.25
                                                                          ----------  ----------  ----------  ----------  ----------
                                                                          ----------  ----------  ----------  ----------  ----------
FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS
  Fixed charges (above).................................................     42,525      42,025      40,127      38,586      54,518
  Preferred stock dividends declared....................................          0           0         256         256         700
  Amount for pre-tax requirement (3)....................................          0           0         171         171         171
                                                                          ----------  ----------  ----------  ----------  ----------
    Fixed charges & preferred stock dividends...........................     42,525      42,025      40,554      39,013      55,389
                                                                          ----------  ----------  ----------  ----------  ----------
FIXED CHARGES AND PREFERRED DIVIDENDS IN EXCESS OF EARNINGS.............          0           0           0           0           0
                                                                          ----------  ----------  ----------  ----------  ----------
                                                                          ----------  ----------  ----------  ----------  ----------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDEND
 REQUIREMENTS...........................................................       1.47        1.50        1.35        1.36        1.23
                                                                          ----------  ----------  ----------  ----------  ----------
                                                                          ----------  ----------  ----------  ----------  ----------


DESCRIPTION                                                                 4/1/93      4/2/92     3/28/91     3/29/90     3/31/89

- ------------------------------------------------------------------------  ----------  ----------  ----------  ----------  ----------

EARNINGS
  Earnings (loss) before income tax & extraordinary.....................     13,146      (4,019)      2,527      (8,088)    (10,048)

  Add: Fixed charges (below)............................................     52,380      50,602      47,074      61,818      61,569

      Depreciation on capitalized interest..............................        251         362         366         368         429

  Less: Interest capitalized (below)....................................       (112)       (165)       (174)       (497)       (902)

      Undistributed (income) loss-TPI...................................          0           0      (1,109)      1,306         658

      Undistributed (income) loss-Jt Ventures...........................        350       1,357        (180)          0         278

                                                                          ----------  ----------  ----------  ----------  ----------

      Earnings for ratio................................................     66,015      48,137      48,504      54,907      51,984

                                                                          ----------  ----------  ----------  ----------  ----------

FIXED CHARGES
  Interest on borrowings................................................     22,828      21,033      24,348      24,205      33,499

  Interest on capital leases............................................      8,573       9,002       9,791       9,966      12,270

  Interest capitalized..................................................         90         141         174         497         902

  Interest on estimated IRS settlement..................................          0           0           0      14,331           0

  Amortization of debt issuance cost....................................        665         737         878       1,023         458

  Estimated interest portion of rental expense (1)......................     12,493      12,250      11,883      11,796      14,440

  50% share of EEP:
    Interest on borrowings (2)..........................................      3,844       4,100
    Interest on capital leases..........................................      1,236       1,054
    Interest capitalized................................................         22          24
    Estimated interest portion of rent (1)..............................      2,629       2,261
                                                                          ----------  ----------  ----------  ----------  ----------

      Fixed charges.....................................................     52,380      50,602      47,074      61,818      61,569

                                                                          ----------  ----------  ----------  ----------  ----------

FIXED CHARGES IN EXCESS OF EARNINGS.....................................          0       2,465           0       6,911       9,585

                                                                          ----------  ----------  ----------  ----------  ----------

                                                                          ----------  ----------  ----------  ----------  ----------

RATIO OF EARNINGS TO FIXED CHARGES......................................       1.26         .95        1.03         .89         .84

                                                                          ----------  ----------  ----------  ----------  ----------

                                                                          ----------  ----------  ----------  ----------  ----------

FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS
  Fixed charges (above).................................................     52,380      50,602      47,074      61,818      61,569

  Preferred stock dividends declared....................................        256         700         700         700       2,344

  Amount for pre-tax requirement (3)....................................        171         467         467         467       1,563

                                                                          ----------  ----------  ----------  ----------  ----------

    Fixed charges & preferred stock dividends...........................     52,807      51,769      48,241      62,985      65,476

                                                                          ----------  ----------  ----------  ----------  ----------

FIXED CHARGES AND PREFERRED DIVIDENDS IN EXCESS OF EARNINGS.............          0       3,632           0       8,078      13,492

                                                                          ----------  ----------  ----------  ----------  ----------

                                                                          ----------  ----------  ----------  ----------  ----------

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDEND
 REQUIREMENTS...........................................................       (.30)        .93        1.01         .87         .79

                                                                          ----------  ----------  ----------  ----------  ----------

                                                                          ----------  ----------  ----------  ----------  ----------

- ------------------------------
The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of income (loss) before income taxes, plus fixed charges except capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs, and one-third of fixed minimum rental expense on operating leases, estimated by the Company to be representative of the interest factor attributable to such rental expense. For fiscal 1992, 1993 and 1994, fixed charges includes the Company's share (50%) of the fixed charges of EEP prior to the May 28, 1993 acquisition of the remaining 50% partnership interest.
(1) Used 1/3 of minimum rent (operating and G&A) excluding equipment.
(2) Interest expense including interest on promissory note payable to AMC, net of interest capitalized.
(3) Assumed combined federal and state income tax rate of 40%.
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